UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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GRAFTECH INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

NATHAN MILIKOWSKY
DANIEL MILIKOWSKY
NM GTI INVESTMENTS LLC
DANIEL MILIKOWSKY FAMILY HOLDINGS, LLC
THE DANIEL AND SHARON MILIKOWSKY FAMILY FOUNDATION, INC.
THE REBECCA AND NATHAN MILIKOWSKY FAMILY FOUNDATION
KAREN FINERMAN

DAVID R. JARDINI

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NATHAN MILIKOWSKY
DANIEL MILIKOWSKY
NM GTI INVESTMENTS LLC
DANIEL MILIKOWSKY FAMILY HOLDINGS, LLC
THE DANIEL AND SHARON MILIKOWSKY FAMILY FOUNDATION, INC.
THE REBECCA AND NATHAN MILIKOWSKY FAMILY FOUNDATION
KAREN FINERMAN
DAVID R. JARDINI

2

As part of Nathan Milikowsky, Daniel Milikowsky, NM GTI Investments LLC, The Daniel Milikowsky Family Holdings, LLC, The Daniel and Sharon Milikowsky Family Foundation, Inc., and The Rebecca and Nathan Milikowsky Family Foundation’s (collectively, “Save GrafTech”) continuing discussions or communications with GrafTech International, Ltd.’s (the “Company”) management, board of directors and shareholders, and public statements, relating to the Company’s upcoming annual meeting, Save GrafTech has used a presentation (the “Presentation”). A copy of the Presentation is filed herewith as Exhibit 1 and is incorporated herein by reference. Any descriptions herein of the Presentation are qualified in their entirety by reference to the Presentation filed herewith.

Exhibit Index

Exhibit 1 - Presentation

Important information

On April 15, 2014 Save GrafTech filed with the Securities and Exchange Commission (the “SEC”) and began distributing to the Company’s stockholders a definitive proxy statement and form of proxy (the “Proxy Statement”) in connection with the Company’s 2014 annual meeting of stockholders. SAVE GRAFTECH STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO CAREFULLY REVIEW THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE SAVE GRAFTECH’S PARTICIPANTS IN SUCH PROXY SOLICITATION. SAVE GRAFTECH’S PROXY STATEMENT, AS FILED, AND ANY FURTHER AMENDMENTS, SUPPLEMENTS OR OTHER RELEVANT PROXY SOLICITATION DOCUMENTS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV, or by CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: BANKS AND BROKERS CALL COLLECT: (212) 269-5550 AND ALL OTHERS, INCLUDING SHAREHOLDERS, CALL TOLL-FREE: (800) 628-8532.

3

April 28, 2014 Redefining the Board SaveGrafTech.com

Legal Disclaimer 1 On April 22 , 2014 , Nathan Milikowsky, Daniel Milikowsky, NM GTI Investments LLC, The Daniel Milikowsky Family Holdings, LLC, The Daniel and Sharon Milikowsky Family Foundation, Inc . , and The Rebecca and Nathan Milikowsky Family Foundation (“Save GrafTech”), filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2014 annual meeting of the stockholders of GrafTech International Ltd . (the “Company “) . The definitive proxy statement is available at no charge on the SEC’s web site at www . sec . gov and contains information related to the participants and a description of the participant’s direct or indirect interests, by security holdings . Save GrafTech intends to file a definitive proxy statement and accompanying proxy card to be used to solicit proxies from the stockholders of the Company . All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by Save GrafTech because they contain important information, including additional information related to the participants and a description of their direct or indirect interests . The definitive proxy statement and form of proxy has been furnished to some or all of the stockholders of the Company and , along with other relevant documents, are available at no charge on the SEC’s web site at www . sec . gov . In addition, Save GrafTech will provide copies of the definitive proxy statement and accompanying proxy card without charge upon request . Save GrafTech and their affiliates do not assume responsibility for investment decisions . This presentation does not recommend the purchase or sale of any security . Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security . This document includes certain forward - looking statements, estimates and projects prepared with respect to, among other things, general economic and market conditions, changes in management, changes in the composition of the Company’s board, actions of the Company and its subsidiaries or competitors and the ability to implement business strategies and plans and pursue business opportunities . Such forward - looking statements, estimates and projections reflect various assumptions concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continues disclosure and other filings of the Company, copies of which are available on the SEC’s website at www . sec . gov . No representations, express or implied, are made as to the accuracy of completeness of such forward - looking statements, estimate or projects or with respect to any other materials herein . Save GrafTech reserves the right to change any of its opinions expressed herein at any time as it deems appropriate . Save GrafTech and their affiliates may buy, sell, cover or otherwise change the form of their investment in the Company for any reason at any time, without notice, and there can be no assurances that they will take any of the actions described in this document . Save GrafTech disclaims any duty to provide any updates or changes to the analyses contained in this document, except as may be required by law . Save GrafTech disclaims any obligation to update the information contained herein . Save GrafTech has not sought or obtained consent from any third party to use any statements or information indicated in this presentation as having been obtained or derived from statements made or published by third parties . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein . Save GrafTech may have relied upon certain quantitative and qualitative assumptions when preparing the analysis which may not be articulated as part of the analysis . The realization of the assumptions on which the analysis was based are subject to significant uncertainties, variabilities , and contingencies and may change materially in response to small changes in the elements that comprise the assumptions, including the interaction of such elements . Furthermore, the assumptions on which the analysis was based may be necessarily arbitrary, may be made as of the date of the analysis, do not necessarily reflect historical experience with respect to securities similar to those that may be contained in the analysis, and do not constitute a precise prediction as to future events . Because of the uncertainties and subjective judgments inherent in selecting the assumptions on which the analysis was based and because future events and circumstances cannot be predicted, the actual results realized may differ materially from those projected in the analysis . The information that is contained in the analysis should not be construed as financial, legal, investment, tax, or other advice . You ultimately must rely upon your own examination and that of your professional advisors, including legal counsel and accountants as to the legal, economic, tax, regulatory, or accounting treatment, suitability, and other aspects of the analysis .

Table of Contents I. GrafTech’s Underperformance II. GrafTech’s Attempt to Whitewash Underperformance III. Addressing GrafTech’s Misinformation Campaign 2

I. GRAFTECH’S UNDERPERFORMANCE Redefining the Board

The Call to “Save GrafTech” is Urgent 0 50 100 150 200 250 300 350 400 450 500 0 50 100 150 200 250 300 350 400 450 500 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Graphite Electrode Shipments (metric tons in thousands) Global EAF Steel Production (metric tons in millions) Global EAF Production Global EAF Production, Excluding China GrafTech Graphite Electrode Shipments EAF Steel Production 1 and GTI Shipments 2 Demand for graphite electrodes climbs while GrafTech’s volume falls CAGR: 3.7% CAGR: 3.2% CAGR: - 2.2% 1 Source: World Steel Association 2 Sources: 2003 – 2007 SEC filings, 2008 JP Morgan estimate, 2009 – 2012 KeyBanc estimates 4

GrafTech’s Chronic Underperformance Relative to Peers 5 GrafTech’s performance relative to peers has been abysmal Selected Minimill Index 2 10 - Year TSR - 237.0% - 54.5% - 393.6% - 168.8% - 358.4% 5 - Year TSR - 12.8% +36.7% - 176.8% - 91.1% - 43.4% 3 - Year TSR - 54.2% - 14.0% - 30.2% - 34.5% - 59.3% 1 Source: Bloomberg; Note: TSR as of January 7, 2014 (the day prior to Save GrafTech’s 13D/A filing) 2 Note: Selected Minimill Index consists of Commercial Metals Company, Gerdau , Nucor Corporation, and Steel Dynamics I nc.; weighted by market cap GrafTech’s TSR R elative to its Peers and Primary C ustomers 1

10 - Year Total Shareholder Return +100.5% - S&P 500 +196.6% - Selected Peer Group +343.2% - Selected Minimill Index - 100% - 50% 0% 50% 100% 150% 200% 250% 300% 350% 400% 450% 500% 550% 600% Jan - 04 Jan - 05 Jan - 06 Jan - 07 Jan - 08 Jan - 09 Jan - 10 Jan - 11 Jan - 12 Jan - 13 Jan - 14 6 - 15.1% GrafTech has underperformed its peer group by over 200% in the last 10 years Source: Bloomberg Note: TSR as of January 7, 2014 (the day prior to Save GrafTech’s 13D/A filing) when GTI closed at $11.32 per share Note: Selected Minimill Index is an average TSR, weighted by market cap, of Commercial Metals Company, Gerdau , Nucor Corporation, and Steel Dynamics I nc. Note: Selected Peer Group is an average TSR, weighted by market cap, of SGL Group, Tokai Carbon, HEG Limited, and Graphite India

5 - Year T otal Shareholder Return - 50% 0% 50% 100% 150% Jan - 09 Jan - 10 Jan - 11 Jan - 12 Jan - 13 Jan - 14 +21.1% +125.8% - S&P 500 +37.8% - Selected Peer Group +64.5% - Selected Minimill Index 7 Source: Bloomberg Note: TSR as of January 7, 2014 (the day prior to Save GrafTech’s 13D/A filing) when GTI closed at $11.32 per share Note: Selected Minimill Index is an average TSR, weighted by market cap, of Commercial Metals Company, Gerdau , Nucor Corporation, and Steel Dynamics I nc. Note: Selected Peer Group is an average TSR, weighted by market cap, of SGL Group, Tokai Carbon, HEG Limited, and Graphite India

3 - Year Total Shareholder Return - 29.2% - 13.0% - 8.7% +11.0% +54.1% - S&P 500 +20.6% - Selected Minimill Index - 75% - 50% - 25% 0% 25% 50% 75% Jan - 11 Apr - 11 Jul - 11 Oct - 11 Jan - 12 Apr - 12 Jul - 12 Oct - 12 Jan - 13 Apr - 13 Jul - 13 Oct - 13 Jan - 14 8 - 43.1% Source: Bloomberg Note: TSR as of January 7, 2014 (the day prior to Save GrafTech’s 13D/A filing) when GTI closed at $11.32 per share Note: Selected Minimill Index is an average TSR, weighted by market cap, of Commercial Metals Company, Gerdau , Nucor Corporation, and Steel Dynamics I nc.

Hypothetical $100,000 investment in GrafTech Versus Peers 9 Source: Capital IQ $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 Total Shareholder Return with $100,000 investment made in January 2004

EBITDA Projections Compared with Actual Performance 10 Source: SEC filings; Capital IQ Transcripts; Q1 2011 Earnings Call (April 27, 2011); Q1 2012 Earnings Call (April 26, 2012); Q1 2013 Earnings Call (April 25, 2013); Q1 2014 Earnings Call (April 24, 2014) Management 1Q Conference Call Projections versus Actual Performance ? $269 $247 $144 $100 $150 $200 $250 $300 $350 2011 2012 2013 2014 EBITDA ($ in millions) Company Projected EBITDA Adjusted EBITDA $285 - 315 $250 - 290 $165 - 195 $150 - 180

$0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 Q1 ’11 Q2 ’11 Q3 ’11 Q4 ’11 Q1 ’12 Q2 ’12 Q3 ’12 Q4 ’12 Q1 ’13 Q2 ’13 Q3 ’13 Q4 ’13 Q1 ’14 LTM Earnings Per Share Earnings Per Share 11 The call to “Save GrafTech” is urgent Source: Capital IQ Note: LTM Diluted EPS Excluding Extra Items; Q4 2013 and Q1 2014 EPS does not include the write - off from the Rationalization Pla n GrafTech’s Q1 2014 earnings c all c ontinued the trend of poor r esults

12 The Company’s April 2014 Investor Presentation used inappropriate peers in what we believe was an attempt to whitewash the Board’s dreadful performance

II. GRAFTECH’S ATTEMPT TO WHITEWASH UNDERPERFORMANCE Redefining the Board

Peer Group Selection

- SaveGrafTech's selection of GrafTech's peers was based on their graphite electrode production capacity and whether graphite electrodes is their core business

SGL GROUP THE CARBON COMPANY	TOKAI CARBON CO.,LTD.
▪ Ticker: DB:SGL ▪ Headquartered in Germany ▪ Founded in 1872 ▪ 180,000 metric ton production capacity	▪ Ticker: TSE:5301 ▪ Headquartered in Japan ▪ Founded in 1918 ▪ 100,000 metric ton production capacity

GI Graphite India Limited	HEG Limited World Winning Quality
▪ Ticker: BSE:509488 ▪ Headquartered in India ▪ Founded in 1962 ▪ 98,000 metric ton production capacity	▪ Ticker: BSE:509631 ▪ Headquartered in India ▪ Founded in 1972 ▪ 80,000 metric ton production capacity

Source: Capital IQ; GrafTech Investor Presentation (April 2014)

SAVE GRAFTech 14

The Company Has Selected Inappropriate Peers

- The Company has selected as their "Industry Peers" SGL Carbon, Tokai Carbon, Graphite India, HEG Limited, IBIDEN, Showa Denko, Mersen, Toyo Tanso, and Nippon Carbon
- We believe IBIDEN, Showa Denko, Mersen, Toyo Tanso, and Nippon Carbon are not comparable peers for assessing GrafTech's underperformance
  - These companies' core business is not graphite electrode production
  - Is it a coincidence that all but one of these company's underperformed GrafTech's TSR over a 5-year period?[1]

GrafTech's Cherry-picked Peers

DO NOT MAKE ELECTRODES	ELECTRODES ARE NOT MAIN BUSINESS
TOYO TANSO	SHOWA DENKO
MERSEN	日本カーボン株式会社 Nippon Carbon Co., Ltd.
IBIDEN	

FIVE PUBLIC COMPANIES WHERE CORE BUSINESS IS GRAPHITE ELECTRODES

- GrafTech International
- TOKAI CARBON CO.,LTD.
- SGL GROUP THE CARBON COMPANY
- HEG Limited World Winning Quality
- Graphite India Limited

[1] Source: Bloomberg

SAVE GRAFTECH 15

Peer Group Selection

Company	Core Business[1]	Graphite Electrode Capacity[2]
GrafTech International	Graphite Electrodes	195,000 MT
TOKAI CARBON CO.,LTD.	Graphite Electrodes	100,000 MT
SGL GROUP THE CARBON COMPANY	Graphite Electrodes	180,000 MT
HEG Limited World Winning Quality	Graphite Electrodes	80,000 MT
Graphite India Limited	Graphite Electrodes	98,000 MT
Showa Denko	Petro-Chemicals	127,000 MT; we estimate that electrodes constitute less than 10% of the company's business and are not separable in financial and performance reporting
日本カーボン株式会社 Nippon Carbon Co., Ltd.	Carbon Products	32,000 MT, or approximately one-third of the company's overall business
TOYO TANSO	Isotropic graphite	Zero
Mersen	Isotropic graphite	Zero
IBIDEN	Printed Circuit Boards	Zero

Correct Peer Group: Tokai Carbon, SGL Group, HEG Limited, Graphite India Limited

Not Appropriate Peers: Showa Denko, Nippon Carbon, Toyo Tanso, Mersen, Ibiden

[1] Source: Respective company filings; SaveGrafTech analysis
[2] Source: GrafTech Investor Presentation (April 2014); SaveGrafTech analysis

SAVE GRAFTECH 16

17 Source: Bloomberg (as of the Company’s selected period end date of December 31, 2014); weighted by market cap; GrafTech Investor Presentation (April 2014) The 5 - Year TSR of GrafTech’s inappropriate additions to the peer group underperformed GrafTech by 11.6% Peer Group Selection Is it a coincidence that including these inappropriate companies into their “Industry Peer” Group makes GrafTech look better? Why did the Company add these five to the “Industry Peer” Group in their April 2014 Investor Presentation?

The Company Selected an Inappropriate Date to Stop the Clock 18 The Company selected the end of its fiscal year as the date to stop the clock on its total shareholder return Why did the Company leave out 3 - and 10 - year TSR? We believe the appropriate date to use is January 7, 2014, which reflects the unaffected closing price prior to SaveGrafTech’s Schedule 13 - D/A filing on January 8th Source: GrafTech April 2014 Presentation, page 8

GrafTech Cherry - Picks Dates and Omits Key Information We believe revenues from the acquisition of C/G Electrodes and Seadrift account for much of the Company’s revenue growth, and this table ignores the steady decline in revenues from 2011 to 2014 We believe declines in Operating Cash Flow and Market Cap do not indicate a “Strengthened Business Model” 19 Source: GrafTech April 2014 Presentation, page 7

Nov. 30, 2010 GTI closed the acquisition of 81.1% of Seadrift and 100% of C/G Electrodes for $853mm Jun. 30, 2008 GTI closed the acquisition of 18.9% of Seadrift for $135mm Feb. 9 , 2011 GTI closed the acquisition of Micron Research for $7mm Oct. 31, 2011 GTI closed the acquisition of Fiber Materials for $14mm The Truth: GrafTech has been unable to “Strengthen Its Business Model” GrafTech’s market capitalization is lower than cumulative acquisitions and capital spending since 2008 – where is the ROI? Source: Capital IQ Note: Market capitalization as of the end of Q1 2014 (March 31, 2014) 20 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Q2 ’08 Q3 ’08 Q4 ’08 Q1 ’09 Q2 ’09 Q3 ’09 Q4 ’09 Q1 ’10 Q2 ’10 Q3 ’10 Q4 ’10 Q1 ’11 Q2 ’11 Q3 ’11 Q4 ’11 Q1 ’12 Q2 ’12 Q3 ’12 Q4 ’12 Q1 ’13 Q2 ’13 Q3 ’13 Q4 ’13 Q1 ’14 $ in millions Cumulative Acquisitions Cumulative CapEx Market Cap

Global EAF Production Rises, GrafTech's Shipments Fall



However, demand appears to be strengthening
EAF Steel Production Market[5]
• Emerging markets
• Non-residential construction
• New projects
• DRI growth
~3% CAGR
Millions of MT
600
500
400
300
200
100
0
90
94
98
02
06
10
14
18

Source: GrafTech April 2014 Presentation, page 11

- The Company's Presentation states that "demand appears to be strengthening"
- The Electrode Market has been growing for decades, yet GrafTech has been selling fewer electrodes



EAF Steel Production[1] and GTI Shipments[2]
Global EAF Steel Production (metric tons in millions)
Graphite Electrode Shipments (metric tons in thousands)
CAGR: 3.7%
CAGR: 3.2%
CAGR: -2.2%
Global EAF Production
Global EAF Production, Excluding China
GrafTech Graphite Electrode Shipments
500
450
400
350
300
250
200
150
100
50
0
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Save GrafTech's Presentation Displays the Full Picture

GrafTech's shipments are declining despite a growing EAF steel market

[1] Source: World Steel Association
[2] Sources: 2003 – 2007 SEC filings, 2008 JP Morgan estimate, 2009 – 2012 KeyBanc estimates

SAVE GRAFTECH 21

GrafTech’s Stated Goals and Projections Throughout GrafTech’s Presentation, the Company states what we believe to be absurd and unscientific projections about what the Company may do in the future 22 Source: GrafTech April 2014 Presentation, page 14 Source: GrafTech April 2014 Presentation, page 22 Source: GrafTech April 2014 Presentation, page 24

GrafTech’s Failed Plan to Reduce Inventory Q1 2014 inventory was $491 million GrafTech knew about the P66 contract – this was not a surprise - and yet they still managed to bloat inventories 23 2012 average inventory was $542 million Source: GrafTech April 2014 Presentation, page 16

GrafTech’s Governance Culture 24 We believe this was a r eaction to Save GrafTech’s involvement, and, we wonder why the Board would designate Mary Cranston as Chairman before the newly constituted Board was seated Board was extremely stale prior to Save GrafTech’s involvement Source: GrafTech April 2014 Presentation, page 27

Management’s Own Data Refute Absurd Projections In their haste to prove that market retreat will somehow build shareholder value, the Company’s math reveals expected shipment volumes to DECLINE AGAIN in 2014 from 2013A: 255K x 77% = 196 K shipments To 2014E: 195K x 90% = 176 K shipments How likely are Management’s 2014 EBITDA projections? GrafTech’s Falling Electrode Shipments 25 Source: GrafTech April 2014 Presentation, page 16

III . ADDRESSING GRAFTECH’S MISINFORMATION CAMPAIGN Redefining the Board

Instead of engaging in a substantive discussion about the performance and strategy of the business, the current Board is wasting shareholder funds to make unsubstantiated personal attacks against Mr. Milikowsky and members of his family

Mr. Milikowsky offered to have an independent law firm review the findings of the Company’s investigation, confident that those findings did not support the Company’s conclusions If the Company were confident in the findings of its own investigation, why did it reject Mr. Milikowsky’s offer? And why would it propose yet another, expensive, time consuming, litigation - like investigation?

“I have nothing to hide from anyone – GrafTech, lawyers, regulators, or shareholders. The Company has already engaged in an investigation, yet has presented no evidence to substantiate their public statements about me.” - Nathan Milikowsky, Save GrafTech Nominee

0 50 100 150 200 250 300 350 400 450 500 0 50 100 150 200 250 300 350 400 450 500 Graphite Electrode Shipments (metric tons in thousands) Global EAF Steel Production (metric tons in millions) Global EAF Production Global EAF Production, Excluding China GrafTech Graphite Electrode Shipments A Record of Underperformance That Speaks For Itself - 75% - 50% - 25% 0% 25% 50% 75% 100% The Board’s mudslinging c annot m ask i ts a bysmal p erformance 10 - Year Total Shareholder Return 1 1 Source: Bloomberg 2 Source: World Steel Association; 2003 – 2007 SEC filings, 2008 JP Morgan estimate, 2009 – 2012 KeyBanc estimates - 15.1% EAF Steel Production and GTI Shipments 2 CAGR: 3.7% CAGR: 3.2% CAGR: 2.2% 30